Press Release

RLJ Lodging Trust Reports Third Quarter 2026 Results

Q3 RevPAR increased 9.7%
Adjusted FFO per diluted common share and unit of $0.34 increased 25.9%
Adjusted EBITDA of $85.2 million increased 17.3%
Increasing full-year outlook

Bethesda, MD, November 4, 2026 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2026.

Third Quarter Highlights
•Comparable RevPAR of $153.36, an increase of 9.7% over the prior year
•Comparable Hotel Revenue of $354.5 million, an increase of 9.1% over the prior year
•Net income of $4.6 million
•Comparable Hotel EBITDA of $93.9 million, an increase of 17.5% over the prior year
•Comparable Hotel EBITDA Margin of 26.5%, an increase of 190 basis points over the prior year
•Adjusted EBITDA of $85.2 million, an increase of 17.3% over the prior year
•Adjusted FFO per diluted common share and unit of $0.34, an increase of 25.9% over the prior year

“We delivered another strong quarter, with results that once again exceeded our expectations across all metrics. Operating fundamentals accelerated during the quarter, with business travel leading the way alongside sustained strength in leisure and group, which disproportionately benefited our urban markets. As a result, we achieved robust RevPAR growth of 9.7%, outpacing the industry, driven by increases in both demand and rate. The ramp of our conversions and renovations provided additional momentum, which contributed to continued growth in non-room revenues. This robust top-line growth, combined with our disciplined cost control efforts, allowed us to expand margins and grow Hotel EBITDA at nearly twice the pace of revenues,” commented Leslie D. Hale, President and Chief Executive Officer. “Given our third quarter outperformance, strong preliminary results for October, and our expectation that positive trends will carry into the remainder of the year, we are raising our full-year guidance. Overall, against a backdrop of muted supply, demand continues to be supported by a favorable macro backdrop, including healthy corporate earnings and elevated levels of business investment, and we believe our urban-centric portfolio is well positioned to capture these trends.”

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, Change, and per share amounts)
(unaudited)

	For the three months ended September 30,			For the nine months ended September 30,
	2026	2025	Change	2026	2025	Change
Operational Overview: (1)
Comparable ADR	$203.35	$191.16	6.4%	$210.32	$201.29	4.5%
Comparable Occupancy	75.4%	73.1%	3.1%	74.4%	72.6%	2.4%
Comparable RevPAR	$153.36	$139.82	9.7%	$156.51	$146.21	7.0%

Financial Overview:
Total Revenue	$354,476	$330,045	7.4%	$1,077,441	$1,021,267	5.5%
Comparable Hotel Revenue	$354,470	$324,985	9.1%	$1,075,076	$1,004,043	7.1%

Net income (loss)	$4,576	($3,798)	220.5%	$35,555	$28,005	27.0%

Comparable Hotel EBITDA	$93,859	$79,880	17.5%	$303,039	$275,207	10.1%
Comparable Hotel EBITDA Margin	26.5%	24.6%	190 bps	28.2%	27.4%	80 bps
Adjusted EBITDA	$85,150	$72,583	17.3%	$276,415	$254,185	8.7%

Adjusted FFO	$51,994	$41,103	26.5%	$180,040	$160,684	12.0%
Adjusted FFO Per Diluted Common Share and Unit	$0.34	$0.27	25.9%	$1.19	$1.07	11.2%
Note:
(1) Comparable statistics reflect the Company's 91 hotel portfolio owned as of September 30, 2026.

Operational Update
Comparable RevPAR increased by 9.7% for the three months ended September 30, 2026, driven by ADR growth of 6.4% and a 230 basis point increase in occupancy. Non-room revenues increased by 6.5%, aided by strong growth in corporate transient and group demand, and reflecting the continued success of the Company’s return-on-investment initiatives. Robust revenue growth and disciplined expense management drove year-over-year Comparable Hotel EBITDA growth of 17.5% and Comparable Hotel EBITDA margin expansion of 190 basis points, contributing to Adjusted EBITDA growth of 17.3% over the prior year period.

Midway Portfolio Disposition
In October 2026, the Company completed the sale of seven hotel properties located near the Chicago Midway Airport for $110.0 million, which represents a multiple of 13.8x forecasted 2026 Hotel EBITDA, or 16.1x including required capital expenditures. As part of the transaction, RLJ provided $20.0 million of seller financing.

Balance Sheet
As of September 30, 2026, the Company had over $1.0 billion of total liquidity, comprised of approximately $448.3 million of unrestricted cash and $600.0 million available under its revolving credit facility (the "Revolver"), as well as $2.2 billion of debt outstanding.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.15 per common share of beneficial interest of the Company in the third quarter. The dividend was paid on October 15, 2026 to shareholders of record as of September 30, 2026.

The Company's Board of Trustees declared a third quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on October 30, 2026 to shareholders of record as of September 30, 2026.

2026 Outlook
The Company is updating its full-year outlook to incorporate its third quarter outperformance and improved outlook for the fourth quarter. Comparable RevPAR and Hotel EBITDA outlooks exclude the seven Chicago Midway assets sold subsequent to the third quarter.

FY 2026
Comparable RevPAR Growth	+5.75% to +6.25%
Comparable Hotel EBITDA	$377M to $383M
Adjusted EBITDA	$352M to $358M
Adjusted FFO per diluted share	$1.47 to $1.51

Additionally, the Company's full year 2026 outlook includes:

•Net interest expense in the range of $101.0 million to $103.0 million
•Cash corporate G&A in the range of $34.5 million to $35.5 million
•Capital expenditures related to renovations in the range of $80.0 million to $90.0 million
•Diluted weighted average common shares and units of 151.7 million

Potential future acquisitions, dispositions, financings, or share repurchases are not incorporated into the
Company's outlook above and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 5, 2026 at 12:00 p.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the presentation of supplemental information for additional detail and comparable operating statistics, which will be available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 84 premium-branded, rooms-oriented, high-margin, focused-service and compact full-service hotels located within the heart of demand locations. We own a geographically diversified portfolio of hotels located in urban markets that exhibit multiple demand generators and attractive long-term growth prospects.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which will be filed on November 5, 2026, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Leslie D. Hale, President and Chief Executive Officer – (301) 280-7777
Nikhil Bhalla, Chief Financial Officer – (301) 280-7777

For additional information or to receive press releases via email, please visit our website:
 https://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss, excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Comparable Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable.

Comparable adjustments: Sold hotels
For the three and nine months ended September 30, 2026 and 2025, Comparable adjustments included the following sold hotels:
•Courtyard Atlanta Buckhead sold in March 2025
•Embassy Suites by Hilton Dallas-Love Field sold in December 2025
•Residence Inn Houston by the Galleria sold in December 2025
•Hyatt Place Fremont/Silicon Valley sold in June 2026

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	September 30, 2026	December 31, 2025
Assets
Investment in hotel properties, net	$3,922,238	$4,112,387
Investment in unconsolidated joint ventures	7,234	7,357
Cash and cash equivalents	448,342	410,160
Restricted cash reserves	37,485	31,901
Hotel and other receivables, net of allowance of $208 and $170, respectively	31,568	29,643
Lease right-of-use assets	121,610	123,524
Prepaid expense and other assets	52,344	27,158
Hotel properties held for sale, net	105,847	—
Total assets	$4,726,668	$4,742,130
Liabilities and Equity
Debt, net	$2,196,326	$2,197,218
Accounts payable and other liabilities	168,505	141,568
Advance deposits and deferred revenue	49,149	51,029
Lease liabilities	118,630	118,189
Accrued interest	5,822	20,532
Distributions payable	31,239	30,934
Liabilities associated with hotel properties held for sale	5,257	—
Total liabilities	2,574,928	2,559,470
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at September 30, 2026 and December 31, 2025	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 152,336,663 and 151,085,078 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	1,523	1,511
Additional paid-in capital	2,987,969	2,977,616
Distributions in excess of net earnings	(1,230,993)	(1,178,456)
Accumulated other comprehensive income	13,416	1,919
Total shareholders’ equity	2,138,851	2,169,526
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	5,447	5,696
Noncontrolling interest in consolidated joint ventures	7,442	7,438
Total noncontrolling interest	12,889	13,134
Total equity	2,151,740	2,182,660
Total liabilities and equity	$4,726,668	$4,742,130
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Revenues
Operating revenues
Room revenue	$288,366	$267,367	$875,383	$831,122
Food and beverage revenue	38,183	36,884	121,635	116,331
Other revenue	27,927	25,794	80,423	73,814
Total revenues	354,476	330,045	1,077,441	1,021,267
Expenses
Operating expenses
Room expense	78,239	74,685	228,902	220,101
Food and beverage expense	30,693	29,314	93,548	88,978
Management and franchise fee expense	26,826	25,253	81,221	78,848
Other operating expenses	102,640	94,112	298,793	278,610
Total property operating expenses	238,398	223,364	702,464	666,537
Depreciation and amortization	47,723	46,996	142,414	139,147
Property tax, insurance and other	24,636	26,647	78,392	80,340
General and administrative	13,325	11,782	39,728	35,566
Transaction costs	142	128	866	240
Total operating expenses	324,224	308,917	963,864	921,830
Other income, net	1,034	670	2,853	2,706
Interest income	3,666	3,502	9,869	10,118
Interest expense	(29,831)	(28,309)	(85,624)	(83,737)
Gain (loss) on sale of hotel properties, net	9	(141)	(3,754)	802
Loss on extinguishment of indebtedness, net	—	—	(399)	(34)
Income (loss) before equity in loss from unconsolidated joint ventures	5,130	(3,150)	36,522	29,292
Equity in loss from unconsolidated joint ventures	(260)	(307)	(123)	(313)
Income (loss) before income tax expense	4,870	(3,457)	36,399	28,979
Income tax expense	(294)	(341)	(844)	(974)
Net income (loss)	4,576	(3,798)	35,555	28,005
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6	52	(88)	(44)
Noncontrolling interest in consolidated joint ventures	(14)	10	(4)	118
Net income (loss) attributable to RLJ	4,568	(3,736)	35,463	28,079
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Net (loss) income attributable to common shareholders	$(1,711)	$(10,015)	$16,627	$9,243

Basic per common share data:
Net (loss) income per share attributable to common shareholders	$(0.01)	$(0.07)	$0.10	$0.06
Weighted-average number of common shares	149,915,491	149,129,419	149,709,639	149,850,781

Diluted per common share data:
Net (loss) income per share attributable to common shareholders	$(0.01)	$(0.07)	$0.10	$0.06
Weighted-average number of common shares	149,915,491	149,129,419	150,903,798	149,987,216
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Net income (loss)	$4,576	$(3,798)	$35,555	$28,005
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Depreciation and amortization	47,723	46,996	142,414	139,147
(Gain) loss on sale of hotel properties, net	(9)	141	3,754	(802)
Noncontrolling interest in consolidated joint ventures	(14)	10	(4)	118
Adjustments related to consolidated joint venture (1)	(51)	(50)	(152)	(147)
Adjustments related to unconsolidated joint venture (2)	222	225	671	706
FFO	46,168	37,245	163,402	148,191
Transaction costs	142	128	866	240
Pre-opening costs (3)	91	69	962	520
Loss on extinguishment of indebtedness, net	—	—	399	34
Amortization of share-based compensation	4,619	4,043	12,317	11,280
Non-cash income tax expense	18	—	—	—
Non-cash interest expense related to discontinued interest rate hedges	(234)	144	(311)	433
Other expenses (income) (4)	1,190	(526)	2,405	(14)
Adjusted FFO	$51,994	$41,103	$180,040	$160,684

Adjusted FFO per common share and unit-basic	$0.35	$0.27	$1.20	$1.07
Adjusted FFO per common share and unit-diluted	$0.34	$0.27	$1.19	$1.07

Basic weighted-average common shares and units outstanding (5)	150,686	149,901	150,481	150,623
Diluted weighted-average common shares and units outstanding (5)	153,341	150,117	151,675	150,759
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Represents expenses and income outside of the normal course of operations.
(5)Includes 0.8 million weighted-average operating partnership units for the three and nine months ended September 30, 2026 and 2025.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Net income (loss)	$4,576	$(3,798)	$35,555	$28,005
Depreciation and amortization	47,723	46,996	142,414	139,147
Interest expense, net of interest income	26,165	24,807	75,755	73,619
Income tax expense	294	341	844	974
Adjustments related to unconsolidated joint venture (1)	359	382	1,144	1,182
EBITDA	79,117	68,728	255,712	242,927
(Gain) loss on sale of hotel properties, net	(9)	141	3,754	(802)
EBITDAre	79,108	68,869	259,466	242,125
Transaction costs	142	128	866	240
Pre-opening costs (2)	91	69	962	520
Loss on extinguishment of indebtedness, net	—	—	399	34
Amortization of share-based compensation	4,619	4,043	12,317	11,280
Other expenses (income) (3)	1,190	(526)	2,405	(14)
Adjusted EBITDA	85,150	72,583	276,415	254,185
General and administrative (4)	8,729	7,706	26,219	23,761
Other corporate adjustments	414	736	1,199	2,378
Consolidated Hotel EBITDA	94,293	81,025	303,833	280,324
Comparable adjustments - income from sold hotels	(434)	(1,145)	(794)	(5,117)
Comparable Hotel EBITDA	$93,859	$79,880	$303,039	$275,207
Notes:
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Represents expenses and income outside the normal course of operations.
(4)Excludes amortization of share-based compensation and general and administrative expenses outside the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Total revenue	$354,476	$330,045	$1,077,441	$1,021,267
Comparable adjustments - revenue from sold hotels	—	(5,042)	(2,324)	(17,171)
Other corporate adjustments / non-hotel revenue	(6)	(18)	(41)	(53)
Comparable Hotel Revenue	$354,470	$324,985	$1,075,076	$1,004,043

Comparable Hotel EBITDA	$93,859	$79,880	$303,039	$275,207

Comparable Hotel EBITDA Margin	26.5%	24.6%	28.2%	27.4%

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures - Full-Year Outlook
(Amounts in millions)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the year ended December 31, 2026
	Low End	High End
Net income	$35.6	$38.6
Depreciation and amortization	190.0	190.0
Interest expense, net of interest income	101.0	103.0
Income tax expense	1.1	1.1
Adjustments related to joint ventures	1.6	1.6
EBITDA	329.3	334.3
Loss on sale of hotel properties, net	3.8	3.8
EBITDAre	333.1	338.1
Amortization of share-based compensation	16.9	16.9
All other items, net	2.0	3.0
Adjusted EBITDA	352.0	358.0
General and administrative	34.5	35.5
Other corporate adjustments	(0.7)	(1.7)
Consolidated Hotel EBITDA	385.8	391.8
Comparable adjustments - income from sold hotels	(8.8)	(8.8)
Comparable Hotel EBITDA	$377.0	$383.0

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the year ended December 31, 2026
	Low End	High End
Net income	$35.6	$38.6
Preferred dividends	(25.1)	(25.1)
Depreciation and amortization	190.0	190.0
Loss on sale of hotel properties, net	3.8	3.8
Adjustments related to joint ventures	1.0	1.0
FFO	205.3	208.3
Amortization of share-based compensation	16.9	16.9
All other items, net	1.1	4.1
Adjusted FFO	$223.3	$229.3

Adjusted FFO per common share and unit-diluted	$1.47	$1.51

Diluted weighted-average common shares and units outstanding	151.7	151.7

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of September 30, 2026 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	January 2029	Fixed	5.06%	$25,841
Mortgage loan - 3 hotels	5	April 2031	Floating	5.21%	91,700
Mortgage loan - 4 hotels	5	April 2031	Floating	5.20%	72,700
Weighted Average / Mortgage Total				5.18%	$190,241

Corporate Debt
Revolver (4)	4	February 2031	Floating	—	$—
$569 Million Term Loan Maturing 2031	3	February 2031	Floating	5.51%	569,000
$500 Million Term Loan Maturing 2027	3	September 2029	Floating	4.97%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
$300 Million Term Loan Maturing 2030	3	April 2030	Floating	5.51%	300,000
$150 Million Term Loan Maturing 2033	7	February 2033	Floating	5.91%	150,000
Weighted Average / Corporate Total				5.03%	$2,019,000

Weighted-Average / Gross Debt				5.05%	$2,209,241
Notes:
(1) The floating interest rate is hedged, or partially hedged, with an interest rate swap or cap.
(2) Interest rates as of September 30, 2026, inclusive of the impact of interest rate hedges.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) As of September 30, 2026, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.